LMI Aerospace, Inc. 8-K

Exhibit 99.1

LMI Aerospace and Sonaca Group Close on Sonaca’s Acquisition of LMI

●	Transaction creates a global leader in design and manufacture of complex aerostructures

●	LMI Aerospace unveils new logo identifying it as a member of Sonaca Group

ST. LOUIS, June 27, 2017 – LMI Aerospace and the Sonaca Group have closed on Sonaca’s acquisition of LMI, creating a global leader in the design and manufacture of complex aerostructures.

“Our vision is on creating the structures that help our customers soar,” said Dan Korte, LMI Aerospace chief executive officer. “Today, we continue that focus as a member of the Sonaca Group. While we retain the LMI Aerospace name and the recognition it carries in the industry, we now boast a new logo identifying us as part of the Sonaca family and reflecting the bright future we will build together.”

“We welcome LMI Aerospace to the Sonaca Group,” said Bernard Delvaux, Sonaca chief executive officer. “Our companies are a great match, with relationships to access different customers and complementary capabilities to better serve all of our customers. Together, we can reach a new dimension as we pursue our collective strategy for market expansion, revenue growth and continuous innovation.”

Under the terms of the merger agreement, LMI shareholders are entitled to receive $14 per share in cash. The NASDAQ stock exchange has halted trading of LMIA shares and the de-registering process has commenced. LMI now operates as LMI Aerospace – A Member of the Sonaca Group. LMI headquarters remain in St. Louis.

LMI will file with the Securities and Exchange Commission a Form 8-K regarding this transaction. This document also will be available at http://ir.lmiaerospace.com/.

About LMI Aerospace

LMI Aerospace is a leading supplier of structural assemblies, kits and components and provider of engineering services to the commercial, business and regional, and military aerospace markets. Manufacturing more than 40,000 products for a variety of platforms and providing turnkey engineering capabilities to support aircraft lifecycles, LMI offers complete, integrated solutions in aerostructures, engineering and program management. Headquartered in St. Louis, LMI has 21 locations across the United States and in Mexico, the United Kingdom and Sri Lanka. For more information, visit: www.lmiaerospace.com.

411 Fountain Lakes Blvd – Saint Charles, Missouri 63301 – United States of America

T: +1 636-946-6525 – F: +1 636-916-2198

www.lmiaerospace.com

About Sonaca Group

Sonaca Group is a global Belgian company active in the development, manufacturing and assembly of advanced structures for civil, military and space markets. The group is especially known for its capability to design and produce advanced structures such as wing movables and complex fuselages. Headquartered in Gosselies, Belgium, it has production facilities in China, Romania, Canada and Brazil. Sonaca Group also supplies engineering services, large sheet metal elements, wing panels, composite structures and machined components. For more information, visit www.sonaca.com.

Forward-looking Statements

This news release may include forward-looking statements, including statements related to LMI’s outlook or expectations regarding the merger between LMI and the Sonaca Group, the expected impact of the transaction on LMI’s future financial performance, the consequences of integrating the merging organizations, and other statements based on current management expectations, estimates and projections. Where, in any forward-looking statement, LMI or its management expresses an expectation or belief as to future results or actions, there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. Such forward-looking statements are not guarantees and are inherently subject to various risks and uncertainties, many of which are beyond LMI’s ability to control or predict, that could cause actual results and events to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things, difficulties, delays and unanticipated costs in integrating the merging organizations, failures or delays in realizing the benefits contemplated by the merger transaction, business disruptions as a result of the integration of the merging organizations, and diversion of management time to address transaction-related issues, as well as those Risk Factors detailed in LMI’s Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended December 31, 2016, as filed with the SEC on April 4, 2017, and any risk factors set forth in our other filings with the Securities and Exchange Commission. Any forward-looking statements included in this document are only made as of the date of this document and LMI disclaims any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

Contact:	# # #

Amy Horton LMI Aerospace +1 636-916-2130 ahorton@lmiaerospace.com	Sandra Alonzo Sonaca Group +32 71 255 329 Sandra.alonzo@sonaca.com

411 Fountain Lakes Blvd – Saint Charles, Missouri 63301 – United States of America

T: +1 636-946-6525 – F: +1 636-916-2198

www.lmiaerospace.com